As filed with the Securities and Exchange Commission on May 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESORO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-0862768
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

19100 Ridgewood Pkwy

San Antonio, Texas 78259

(Address of Principal Executive Offices) (Zip Code)

(210) 626-6000

(Registrant’s Telephone Number, Including Area Code)

TESORO CORPORATION AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

(Full Title of the Plans)

Charles S. Parrish, Esq.

Tesoro Corporation

Executive Vice President, General Counsel and Secretary

19100 Ridgewood Pkwy.

San Antonio, Texas 78259

(Name and Address of Agent for Service)

(210) 626-6000

(Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Elizabeth A. Ising, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.16 2/3 per share	2,000,000	$51.72	$103,440,000	$14,109.22

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may be issued under the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan, as a result of adjustment to the number of outstanding shares of Common Stock by reason of any recapitalization, stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 1, 2013, which was $51.72.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Tesoro Corporation (the “Registrant”), relating to up to 2,000,000 additional shares of its common stock, par value $0.16 2/3 per share (“Common Stock”), issuable to eligible officers, employees, non-employee directors and other service providers of the Registrant and its subsidiaries under the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”). This number includes 1,500,000 additional shares available for issuance under the Plan plus up to 500,000 shares subject to outstanding awards under the Registrant’s 2006 Long-Term Incentive Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). In accordance with General Instructions E to Form S-8, the Registrant hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-176132) filed with the Securities and Exchange Commission on August 8, 2011, together with all exhibits filed therewith or incorporated therein by reference.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 6th day of May, 2013.

TESORO CORPORATION

By	/s/ Gregory J. Goff
Gregory J. Goff
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory J. Goff and Charles S. Parrish, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Goff Gregory J. Goff	President and Chief Executive Officer (Principal Executive Officer)	May 6, 2013

/s/ G. Scott Spendlove G. Scott Spendlove	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2013

/s/ Arlen O. Glenewinkel, Jr. Arlen O. Glenewinkel, Jr.	Vice President and Controller (Principal Accounting Officer)	May 6, 2013

/s/ Steven H. Grapstein Steven H. Grapstein	Chairman of the Board of Directors	May 6, 2013

/s/ Rodney F. Chase Rodney F. Chase	Director	May 6, 2013

/s/ Robert W. Goldman Robert W. Goldman	Director	May 6, 2013

/s/ David Lilley David Lilley	Director	May 6, 2013

/s/ Mary Pat McCarthy Mary Pat McCarthy	Director	May 6, 2013

/s/ J.W. Nokes J.W. Nokes	Director	May 6, 2013

/s/ Susan Tomasky Susan Tomasky	Director	May 6, 2013

/s/ Michael E. Wiley Michael E. Wiley	Director	May 6, 2013

/s/ Patrick Y. Yang Patrick Y. Yang	Director	May 6, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant, dated August 10, 2012 (incorporated by reference herein to Exhibit 3.1 of the Registrant’s Registration on Form S-3ASR filed on September 13, 2012, File No. 333-183872).

4.2	Amended and Restated Bylaws of the Registrant, effective January 26, 2011 (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 28, 2011, File No. 1-3473).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan (incorporated by reference herein to Appendix A to the Registrant’s Definitive Proxy Statement, filed on March 21, 2013).

*	Filed herewith.